Exhibit 99.1

Susquehanna Bancshares, Inc.
Dodd-Frank Act Company-Run
2015 Stress Test Disclosure

Introduction

Susquehanna Bancshares, Inc. (“the Company” or “Susquehanna”) is a financial holding company serving central and southeastern Pennsylvania, southern New Jersey, Maryland, and West Virginia with total assets of approximately $18.7 billion.  Susquehanna conducts its business operations primarily through its commercial bank subsidiary, Susquehanna Bank, which offers a wide array of commercial and retail products and services.  Susquehanna Bank operates 245 branches throughout its geographic footprint.

Susquehanna is subject to the Dodd-Frank Wall Street Reform and Consumer Protection Act capital stress testing (“DFAST”) requirements, which require certain entities to conduct, over a nine-quarter planning horizon, annual stress tests under “Baseline,” “Adverse,” and “Severely Adverse” macro-economic scenarios prescribed by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and publicly disclose a summary of certain results under the Supervisory Severely Adverse scenario.  This document outlines the approach Susquehanna utilized in its most recent annual DFAST process under the Supervisory Severely Adverse scenario, covering the nine-quarter time horizon commencing with Q4 2014 and continuing through Q4 2016.  As indicated by the Federal Reserve, the Supervisory Severely Adverse scenario is not a forecast and involves an economic outcome that is more adverse than expected under normal economic conditions.

DFAST is a forward-looking program supervised by the Federal Reserve to help assess whether institutions have sufficient capital to absorb losses and support operations during various economic conditions.  The information gathered by the Federal Reserve through DFAST is used in connection with its supervision and regulation of these financial institutions.

Susquehanna has developed stress testing models that consider the impact of applicable risks in each scenario.  The models are designed to capture exposures to Susquehanna and the effect of the stress scenario on Susquehanna’s performance.

Susquehanna views stress testing as an important risk management tool.  The primary benefit of stress testing is to provide a forward-looking view that enhances management’s understanding of Susquehanna’s capital adequacy in stressed environments as compared to capital targets and limits approved by Susquehanna’s Board of Directors.  An associated benefit is a better alignment between risk management activities and business strategies and operations, which include but are not limited to risk appetite development, capital planning, strategic planning, budgeting, and new product and service development and implementation.

Susquehanna’s disclosures of stress test results, risks, and assumptions are made pursuant to the Federal Reserve’s DFAST requirements and related instructions. Results included in this presentation are under the Supervisory Severely Adverse scenario and therefore do not represent Susquehanna’s forecast of future revenue, net income, loan losses, balance sheet growth and capital ratios. Susquehanna's actual financial information, prepared under U.S. generally accepted accounting principles, is available in reports filed with the Securities and Exchange Commission ("SEC"). Susquehanna’s future financial results and condition will be influenced by actual economic and financial  and other factors described in its periodic reports filed with the SEC and available at http://www.sec.gov, including its Annual Report on Form 10-K for the year ended December 31, 2014.

Susquehanna Bancshares, Inc.	DFAST 2015 Public Disclosure

Summary of Results under the Supervisory Severely Adverse Scenario

Susquehanna performance under the Supervisory Severely Adverse scenario indicates the Company would maintain capital levels above acceptable regulatory and Board-defined limits.

The Supervisory Severely Adverse scenario for the United States is characterized by a substantial weakening in global economic activity, accompanied by large reductions in asset prices.  Oil prices spike to approximately $110 a barrel.  Real GDP falls to (6.1%) by 1Q15.  The country enters into a deep and prolonged recession in which the unemployment rate peaks at 10.1 percent in the middle of 2016.  Equity prices decline 45%.  There is a significant decline in U.S. housing prices.  Table 1. “Supervisory Severely Adverse Scenario – Domestic Attributes” shows the economic data under this scenario.  A full list of the regulatory supplied variables, as well as a more detailed description of this hypothetical scenario, can be found on the Federal Reserve’s website at www.federalreserve.gov.

Table 1. Supervisory Serverly Adverse Scenario - Domestic Attributes
Quarter	Year	Real GDP Growth (%)	Nominal GDP Growth (%)	Real Disposable Income Growth (%)	Nominal Disposable Income Growth (%)	Unemploy- ment Rate (%)	CPI Inflation Rate (%)	3-Month Treasury Rate (%)	5-Year Treasury Yield (%)	10-Year Treasury Yield (%)	BBB Corporate Yield (%)	Mortgage Rate (%)	Prime Rate (%)	Dow Jones Total Stock Market Index	House Price Index	Commercial Real Estate Price Index	Market Volatility Index
Q3	2014	3.1	3.8	2.7	3.6	6.1	1.1	0	1.7	2.5	4.2	4.1	3.3	20458.8	172.1	236	17
Q4	2014	-3.9	-2.8	-3	-0.1	6.9	4.3	0.1	0.4	0.9	4.7	4.2	3.3	17133.5	169.5	238.9	79
Q1	2015	-6.1	-4.7	-4.4	-2.3	8	3	0.1	0.4	1	5.6	4.6	3.3	12498.5	164	230.2	71.3
Q2	2015	-3.9	-2.4	-3.4	-2.2	8.8	1.7	0.1	0.4	1.2	6	4.8	3.3	10190.1	157.6	213.6	76.9
Q3	2015	-3.2	-1.7	-2.4	-1.4	9.5	1.3	0.1	0.4	1.3	6.3	5	3.3	8770.7	150.7	195.1	68.1
Q4	2015	-1.5	0	-1.5	-0.7	9.9	1.1	0.1	0.4	1.5	6.2	5	3.2	8606.3	144.3	177.6	48.1
Q1	2016	1.2	2.4	0.2	1.5	10	1.6	0.1	0.5	1.5	6	4.9	3.2	9087.3	138.4	164.4	38.4
Q2	2016	1.2	2.5	0.4	1.8	10.1	1.9	0.1	0.6	1.6	5.8	4.8	3.2	9607.2	133.4	157.4	30.7
Q3	2016	3	4.4	1.2	2.8	10	2	0.1	0.8	1.8	5.6	4.8	3.2	10480.7	130.4	154.4	25.5
Q4	2016	3	4.3	1.8	3.3	9.9	1.9	0.1	0.9	1.9	5.5	4.7	3.2	11521.4	128.4	154.6	21.6

Changes in Capital

Projected changes to Susquehanna’s capital in the Supervisory Severely Adverse scenario are primarily driven by reduced levels of net income available to common shareholders.  The effects of the Supervisory Severely Adverse scenario on net income include higher loan and lease losses exhibited through charge-offs, higher provisions for loan and lease losses, and significantly higher operational losses (e.g. instances of internal and external fraud and unplanned legal events, etc.).  Net interest income, as modeled, is impacted by increasing non-performing loans and a flat yield curve environment.  Capital levels are further eroded by a higher risk weighted asset base as calculated under the Basel III standardized capital approach.

Susquehanna’s capital ratios decline over the stress testing time horizon but remain above the thresholds for maintaining “well-capitalized” status under the Federal Reserve Rules, and Susquehanna Bank remains “well-capitalized” under the Prompt Corrective Action regulatory framework.  Susquehanna’s capital ratios are exhibited within Figure 1.  The impact of the Basel III standardized capital approach to calculating risk weighted assets (required as of January 2015) as compared to the previous risk weighted asset calculation under Basel I is shown in Figure 2.

Susquehanna Bancshares, Inc.	DFAST 2015 Public Disclosure

Figure 1. Susquehanna Bancshares, Inc. and Susquehanna Bank Capital Results – Severely Adverse Scenario:

Susquehanna Bancshares, Inc. Select Capital Ratio Measurements through Q4 2016
Capital Measurement(1)	Actual Capital Ratios as of Q3 2014(2)	Minimum Projected Capital Ratios over 9 Quarter Time Horizon	Ending Projected Capital Ratios as of Q4 2016
Common Equity Tier 1 Capital Ratio(3)	10.8%	9.2%	9.2%
Tier 1 Risk Based Capital Ratio	11.8%	10.2%	10.2%
Total Risk Based Capital Ratio	13.0%	11.6%	11.6%
Tier 1 Leverage Ratio	9.5%	9.0%	9.0%

Susquehanna Bank Select Capital Ratio Measurements through Q4 2016(4)
Capital Measurement(1)	Actual Capital Ratios as of Q3 2014(2)	Minimum Projected Capital Ratios over 9 Quarter Time Horizon	Ending Projected Capital Ratios as of Q4 2016
Common Equity Tier 1 Capital Ratio(3)	11.1%	10.4%	10.4%
Tier 1 Risk Based Capital Ratio	11.5%	10.8%	10.8%
Total Risk Based Capital Ratio	12.6%	12.2%	12.2%
Tier 1 Leverage Ratio	9.2%	9.6%	9.6%

(1) - For Q3 2014 through Q4 2014, the capital ratios are calculated using the general risk-based capital rules of the  Federal Reserve as then in effect. From Q1 2015 through Q4 2016, the capital ratios are calculated under the new Basel III-based capital rules, including for risk-based measures, the new rules' "standardized approach. "The common equity tier 1 ("CET1") ratio from Q3 2014 to Q4 2014  is calculated based on the general risk-based capital rules then in effect in the same manner as the ratio of Tier 1 common to risk-weighted assets that bank holding companies with more than $50 billion in total consolidated assets are required to calculate under the Federal Reserve's capital plan rule, which does not apply to us. The new Basel III-based regulatory capital rules did not become applicable to us until January 1, 2015.

(2) - As reported on the Federal Reserve Board DFAST submission web portal "Reporting Central" as of September 30, 2014.
(3) - All bank holding companies are subject to common equity tier 1 (CET1) ratio each quarter commencing in January of 2015. The minimum common equity tier 1 ratio presented is for the period Q1 2015 to Q4 2016. All other minimum capital ratios presented are for the period Q3 2014 to Q4 2016.

(4) - Susquehanna Bank is a wholly-owned subsidiary of Susquehanna and accounts for approximately 99% of Susquehanna's total assets. Processes used for Susquehanna Bank, including methodology, forecasting frameworks, governance and controls, are consistent with those of Susquehanna. Given the proportional size of Susquehanna Bank in relation to the consolidated entity, the impact of the Supervisory Severely Adverse scenario on Susquehanna Bank closely tracks its impact on Susquehanna.

Susquehanna Bancshares, Inc.	DFAST 2015 Public Disclosure

Figure 2. Susquehanna Bancshares, Inc. and Susquehanna Bank Risk Weighted Assets – Severely Adverse Scenario:

Susquehanna Bancshares, Inc. Projected Risk Weighted Assets as of Q4 2016
	Basel I Standardized Approach to RWA ($000s) Actual Q3 2014	Basel I Standardized Approach to RWA ($000s) Projected Q4 2016	Basel III Standardized Approach to RWA ($000s) Projected Q4 2016

Risk Weighted Assets (RWA)	$13,891,685	$12,899,376	$13,816,874

Susquehanna Bank Projected Risk Weighted Assets as of Q4 2016
	Basel I Standardized Approach to RWA ($000s) Actual Q3 2014	Basel I Standardized Approach to RWA ($000s) Projected Q4 2016	Basel III Standardized Approach to RWA ($000s) Projected Q4 2016

Risk Weighted Assets (RWA)	$13,807,084	$12,791,542	$13,709,040

Estimates of Aggregate losses, Pre-Provision Net Revenue, Provision for Loan and Lease Losses, and Net Income

Figure 3., below, summarizes the results of Susquehanna’s projections aggregated over the nine quarter time horizon required by DFAST requirements.  Projections exhibited below account for aggregate losses (including credit losses, other than temporary impairment on investments, and operational losses), pre-provision net revenue (interest income, interest expense, non-interest income, and non-interest expense), provision for loan and lease losses, and net income as modeled under the Supervisory Severely Adverse scenario.

Figure 3. Summary of Projected Results

Susquehanna Bancshares, Inc. Projected Losses, Revenue, and Net Income Before Taxes through Q4 2016

Amount in ($000s) Aggregated over 9 Quarte Time Horizon

Aggregate Losses (credit, other than tempo rary impairment, and operational)	$(328,414)
Pre-Provision Net Revenue (interest inco me-interest expense)+(non-interest inco me-non-interest expense)	$225,403
Provision for Loan and Lease Losses	$247,440
Net Income / (Net Loss)	$(80,154)

Susquehanna Bancshares, Inc.	DFAST 2015 Public Disclosure

Risks

Susquehanna considers directly or indirectly, the following risks in its DFAST stress tests:

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Strategic risk:  Defined as risk to earnings or capital arising from adverse business decisions or improper implementation of those decisions.  This risk is a function of the compatibility of an organization’s strategic goals, the business tactics developed to achieve those goals, and the resources deployed against those goals.

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Reputation risk:  Defined as risk to earnings or capital arising from negative public opinion and impairment of Susquehanna’s image in the community or with other parties.  Reputation risk affects the institution’s ability to establish new relationships, products or services, or continue serving existing relationships.  Reputation risk can arise from a number of events and is typically a consequence of credit, legal and regulatory compliance, and operational risks.  This risk can expose Susquehanna to litigation, financial loss, and damage to our brand.

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Credit risk:  Defined as risk arising from an obligor or counterparty’s failure to meet the terms of any contract with the institution or otherwise fail to perform as agreed.  This risk arises any time institution funds are extended, committed, invested or otherwise exposed through actual or implied contractual agreements.

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Financial risk:  Defined as risk to earnings or capital arising from adverse changes in market factors such as interest rates, equity and commodity prices, and credit spreads, and from the inability to generate sufficient cash – or its equivalent – in a timely and cost effective manner to meet obligations as they become due without incurring unacceptable losses.  Financial risk is impacted by the economy and the state of the capital markets.  It is composed of liquidity risk and market (interest rate) risk.

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Legal and Regulatory Compliance risk:  Defined as risk to earnings or capital arising from violations of, or non-compliance with, laws, regulations, guidelines, prescribed practices or ethical standards.  This risk exposes the institution to fines, civil money penalties, payment of damages, voiding of contracts and/or the imposition of supervisory orders or agreements of understanding.

●	Operational risk: Defined as risk to earnings or capital resulting from inadequate or failed internal processes, people, and/or systems, or from external events.

Strategic risk is accounted for within Susquehanna’s budgeting process accounting for baseline estimates from which more severely adverse projections are drawn.  Susquehanna’s credit loss modeling is designed to capture credit risk within the Company’s loan portfolios.  Balance sheet projections account for financial risk (including market risk).  Costs and sources of funding are projected by the asset liability management function.  Operational risk (including legal and regulatory compliance risk) is modeled from historical experience in conjunction with management’s judgement.

Susquehanna Bancshares, Inc.	DFAST 2015 Public Disclosure

Summary of Methodologies

Susquehanna established a dedicated team of management and subject matter experts (collectively the “Stress Testing Team”) to maintain a governance framework supporting Company efforts associated with the execution of the DFAST program.  Supporting committees and working groups are convened to provide oversight and the opportunity for discussion and challenge sessions, which are integral to the DFAST process.  Specifically, an Enterprise Stress Testing Committee (“ESTC”) has been chartered to plan, oversee, direct and monitor the general approach for the stress testing program, highlighting areas of priority-focus for the ESTC Project Team.  The Enterprise Stress Testing Committee informs both the Executive Committee and Enterprise Risk Management Committee of the DFAST program progress.  The Board Risk Committee receives DFAST program updates during regularly scheduled meetings.

The Stress Testing Team is tasked with DFAST program implementation and includes members of Susquehanna’s Credit, Finance, Corporate Risk Management, Compliance, Strategic Planning, Legal and Audit departments.  Further, the team engages staff from across the enterprise (including affiliates), where needed, in many aspects of its work.  The Stress Testing Team participating within the Enterprise Stress Testing Committee is structured into working groups dedicated to key areas such as:  (a) model development and execution; (b) subject matter experts; (c) managers and program managers; and (d) documentation specialists.  This structure is used to leverage the broad insight of the entire organization to ensure that the project has proper oversight.  Management believes that it is important to engage all appropriate areas of Susquehanna throughout the process.

Each of the individual working groups noted above conducts specific tasks required for the execution of the DFAST process.  Some of these specific activities and responsibilities include:  (a) model development and enhancement; (b) model documentation including development, modification or change of use; (c) internal model construct reviews and quality control checks of modeled results, (d) discovery and challenge sessions with relevant functional experts to ascertain an understanding of the potential drivers of modelled outcomes; (e) weekly status update meeting with external model validators to identify observations and findings surfaced during independent model validation reviews; (f) regular meetings with internal audit staff to identify and remediate observations and findings of the continuous audit conducted on the pre-submission DFAST Program; and (g) liaising regularly with competent external advisors acting in support and advisory capacities.

The Susquehanna DFAST framework is comprised of a suite of econometric models, loan loss models, an aggregation model, and a provision for loan and lease loss model.

Susquehanna has also incorporated qualitative components to supplement certain modeling approaches (i.e. operational loss modeling) where a sufficient amount of historical data was not available.  Qualitative input is generated by senior levels of management across the Company in a formal discussion and challenge process.

The balance sheet and net interest income and expense estimates under the Supervisory Severely Adverse scenario were projected for loans, deposits, and securities based upon a combination of econometric models and other quantitative methods, which included the projection of average outstanding balances as well as net charge-offs for loan portfolios.

Non-interest income and non-interest expense projections under the Severely Adverse scenarios were derived through a combination of quantitative methods and qualitative assessments by senior managers within key lines of business contributing to the majority of such income statement line items.

Susquehanna Bancshares, Inc.	DFAST 2015 Public Disclosure

Important Cautionary Note

As noted above, Susquehanna’s disclosures of projected results, risks, and assumptions are hypothetical and made pursuant to the requirements of the Federal Reserve’s DFAST and related instructions. These scenarios and assumptions do not necessarily reflect Susquehanna’s future expectations. These statements including statements regarding projected capital levels, risks, and projected macroeconomic conditions under specific, hypothetical scenarios are forward-looking statements as are any statement that does not describe historical or current facts. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potential” or “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Such statements are based either upon the current beliefs and expectations of management and on information currently available to management or upon hypothetical assumptions required under DFAST. Such statements speak as of the date of this disclosure, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. We list some of the factors that could cause actual results to differ materially from those described in the forward-looking statements in Item 1A of Part I of our 10-K and in other periodic reports that we file with the SEC.

Susquehanna Bancshares, Inc.	DFAST 2015 Public Disclosure
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